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                                    EX-99.B10


                         March 4, 1997


Mason Street Funds, Inc.
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202


Gentlemen:

     Reference is made to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by Mason Street Funds, Inc. (the "Fund") in connection with the proposed public offering of any or all of 2,700,000,000 shares of stock, $.001 par value per share (the "Shares"), of the Aggressive Growth Stock Fund, International Equity Fund, Growth Stock Fund, Growth and Income Stock Fund, Index 500 Stock Fund, Asset Allocation Fund, High Yield Bond Fund, Municipal Bond Fund and Select Bond Fund (the "Portfolios").

     In rendering this opinion we have reviewed the Articles of Incorporation for the Fund dated August 28, 1996, the By-laws of the Fund adopted by the Board of Directors on October 24, 1996 and the minutes of the meeting of the Board of Directors on October 24, 1996 relating to the authorization of the Shares, and we have relied upon certificates as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing, it is our opinion that the Fund is a corporation existing under the laws of the State of Maryland and is authorized to issue the Shares of the Portfolios. It is our further opinion that when the provisions of any state securities laws as may be applicable have been complied with and such Shares have been delivered against payment therefor as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in connection with said Registration Statement as amended relating to said Shares.

                                   Very truly yours,

                                   /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ